UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On May 2, 2014, Heron Lake BioEnergy, LLC (the "Company") issued a notice pursuant to the Indenture governing its 7.25% Subordinated Secured Notes due 2018 (the "Notes") that the Company intends to redeem all of the outstanding principal amount of the Notes on July 1, 2014. The announced redemption is pursuant to the Company's "optional redemption" right in the indenture governing the Notes.

The Notes, which have an outstanding principal balance of $4.143 million, will be redeemed at a redemption price equal to 100% of the aggregate principal amount plus accrued and unpaid interest to interest to, but excluding, the redemption date. The Company's obligation to pay the redemption price on the redemption date is subject to the right of the holders of the Notes to elect to convert the principal amount of their Notes into capital units of the Company at a conversion rate of $0.30 per unit. To the extent holders of the Notes do not elect to convert the Notes called for redemption prior to the redemption date, the Company expects to use a combination of cash, cash equivalents and borrowings under its credit facilities to fund the redemption price.

A copy of the Company's press release regarding the redemption of Notes is attached hereto at Exhibit 99.1.

The information contained in this report, including the Exhibit hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this current report on Form 8-K, the words "intends," "seek" and "will" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits
	99.1	Press release, dated May 2, 2014, announcing that Heron Lake BioEnergy will redeem its 7.25% Subordinated Secured Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: May 2, 2014	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer